[LETTERHEAD OF PRICEWATERHOUSECOOPERS, LLP]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-49759) of First South Bancorp, Inc. of our report dated February 15, 2002 relating to the financial statements, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers, LLP

Raleigh, North Carolina
April 1, 2002